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                                                                EXHIBIT 10.26.1


                       FIRST AMENDMENT TO PLEDGE AGREEMENT


         THIS FIRST AMENDMENT TO PLEDGE AGREEMENT (this "First Amendment"), dated as of October 12, 1999, is made by WESTAR CAPITAL II, LLC, a Delaware limited liability company (the "Pledgor").

         A. Doskocil Manufacturing Company, Inc., the Lenders and Bank of America, N.A. as Administrative Agent (the "Administrative Agent") are parties to that certain Credit Agreement, dated as of August 12,1999 (as amended, modified, or supplemented from time to time, the "Credit Agreement"; the terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement).

         B. Pursuant to the Credit Agreement, the Pledgor executed that certain Pledge Agreement dated as of August 12, 1999 (the "Pledge Agreement") in favor of Bank of America, N.A., as the Administrative Agent for Bank of America, N.A. and each other lender a party to the Credit Agreement.

         C. The Pledgor desires to amend the Pledge Agreement.

         NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the Pledgor covenants and agrees as follows:

         1. AMENDMENT TO PLEDGE AGREEMENT.

         (a) Section 8 of the Pledge Agreement is hereby amended in its entirety to read as follows:

                  "Collateral Adjustment. The Pledgor acknowledges that the value of Collateral pledged hereunder shall at all times be in an amount not less than the greater of (a) the remainder of the aggregate principal amount of Credit Advances outstanding at any time minus $5,000,000 and (b) the lesser of (i) $5,000,000 or (ii) the principal amount of Credit Advances outstanding at any time (such amount, the "Required Collateral Amount"). If at any time the Collateral pledged hereunder exceeds the Required Collateral Amount, the Administrative Agent, upon the written request of the Pledgor, shall release such amount of the Collateral (by issuing replacement certificates of deposit) such that the Collateral remaining subject to the Pledge Agreement shall equal the Required Collateral Amount. The Pledgor acknowledges that the Administrative Agent shall have no obligation to make any Revolving Credit Advances under the Credit Agreement if after making such requested Revolving Credit Advance the aggregate principal amount of outstanding Revolving Credit Advances would exceed the Required Collateral Amount (such excess, a "Collateral Deficiency"). If after making a requested Revolving Credit Advance a Collateral Deficiency would occur, the Pledgor shall, prior to the receipt of any such requested Revolving Credit Advance, deposit additional Collateral in form and substance satisfactory to the Administrative Agent in an amount equal to the Required Collateral Amount."


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         2. REPRESENTATIONS AND WARRANTIES TRUE. By its execution and delivery hereof, the Pledgor represents and warrants that, as of the date hereof and after giving effect to the amendments contemplated by the foregoing Section 1:

         (a) the representations and warranties contained in the Pledge Agreement are true and correct on and as of the date hereof as if made on and as of such date;

         (b) the Pledgor has full power and authority to execute and deliver this First Amendment, and this First Amendment and the Pledge Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Pledgor, enforceable against the Pledgor in accordance with their respective terms, except as enforceability may be limited by applicable debtor relief laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws; and

         (c) no authorization, approval, consent, or other action by, notice to, or filing with, any governmental authority or other Person (including the managers of the Pledgor), is required that has not been obtained for the execution, delivery or performance by the Pledgor of this First Amendment.

         3. CONDITIONS OF EFFECTIVENESS. This First Amendment shall be effective as of October 12, 1999, subject to the following:

         (a) the Administrative Agent shall have received counterparts of this First Amendment executed by the Pledgor;

         (b) the representations and warranties set forth in Section 2 of this First Amendment shall be true and correct; and

         (c) the Administrative Agent and the Lenders shall have received in form and substance satisfactory to the Administrative Agent and the Lenders, such other documents and certificates as the Administrative Agent shall require.

         4. REFERENCE TO THE PLEDGE AGREEMENT.

         (a) Upon the effectiveness of this First Amendment, each reference in the Pledge Agreement to "this Agreement", "hereunder", or words of like import shall mean and be a reference to the Pledge Agreement, as affected and amended by this First Amendment.

         (b) The Pledge Agreement, as amended by this First Amendment, the Lien granted thereunder and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

         5. COSTS, EXPENSES AND TAXES. The Pledgor agrees to pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this First Amendment, and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the



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Administrative Agent as to its rights and responsibilities under the Pledge
Agreement, as amended by this First Amendment).

         6. GOVERNING LAW; BINDING EFFECT. This First Amendment shall be governed by and construed in accordance with the laws of the State of Texas and shall be binding upon the Pledgor and its successors and assigns.

         7. HEADINGS. Section headings in this First Amendment are included herein for convenience of reference only and shall not constitute a part of this First Amendment for any other purpose.

         8. ENTIRE AGREEMENT. THE PLEDGE AGREEMENT, AS AMENDED BY THIS FIRST AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AS TO THE SUBJECT MATTER THEREIN AND HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

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         IN WITNESS WHEREOF, the Pledgor has executed this First Amendment as of the date first above written.

PLEDGOR:                      WESTAR CAPITAL II, LLC

                              By: Westar Capital Associates II, LLC, as manager


                              By:
                                 ----------------------------------------------
                                 Name:
                                      -----------------------------------------
                                 Title:
                                       ----------------------------------------





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